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                                                                  Exhibit 23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-35538) of PEC Solutions, Inc. of our report, dated February 14, 2001, relating to the consolidated financial statements of PEC Solutions, Inc. We also consent to the incorporation by reference of our report dated February 14, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

                                            PricewaterhouseCoopers LLP

McLean, VA
April 18, 2001